Exhibit 10.1

U-Store-It Trust

Deferred Trustees Plan

PREAMBLE		4
ARTICLE 1	- DEFINITIONS	4
1.1	Affiliate	4
1.2	Annual Deferral Amount	4
1.3	Annual Installment	4
1.4	Beneficiary	4
1.5	Beneficiary Designation Form	5
1.6	Board of Trustees or Board	5
1.7	Code	5
1.8	Committee	5
1.9	Company	5
1.10	Compensation	5
1.11	Date of Deferral	5
1.12	Deferral Account	5
1.13	Deferred Share	5
1.14	Effective Date	5
1.15	Election Form	6
1.16	Participant	6
1.17	Plan	6
1.18	Plan Year	6
1.19	Securities Act	6
1.20	Separation from Service	6
1.21	Share	6
1.22	Subsidiary	6
1.23	Trust	6
1.24	Trust Agreement	6
1.25	Trust Fund	7
1.26	Trustee	7
ARTICLE 2	– PARTICIPATION, ENROLLMENT AND ELIGIBILITY	7
2.1	Participation	7
2.2	Enrollment Requirements	7
2.3	Commencement of Participation	7
ARTICLE 3	- Deferral Commitments /Adjustments/Taxes	7
3.1	Deferral Amounts	7
3.2	Election to Defer	7
3.3	Adjustments to Participant’s Accounts	8
3.4	Taxes	9
ARTICLE 4	– BENEFIT DISTRIBUTIONS	9
4.1	Distribution Events	9
4.2	Form of Distribution	9
ARTICLE 5	- Beneficiary Designation	9
5.1	Beneficiary Designation	9
ARTICLE 6	- Termination, Amendment or Modification	10
6.1	Company’s Right to Amend or Terminate Plan	10
ARTICLE 7	- Administration	10

7.1	Administrator.	10
7.2	Powers of the Company	10
7.3	Determinations by the Company	11
7.4	Indemnification	11
7.5	Expenses of the Committee	11
ARTICLE 8	- TRUST PROVISIONS	11
8.1	Establishment of the Trust	11
8.2	Trust Status	12
ARTICLE 9	- Miscellaneous	12
9.1	Unsecured General Creditor	12
9.2	Nonassignability	12
9.3	Not a Contract of Employment	13
9.4	Furnishing Information	13
9.5	Terms	13
9.6	Captions	13
9.7	Governing Law	13
9.8	Notice	13
9.9	Successors	14

PREAMBLE

U-Store-It Trust (the “Company”) hereby establishes the U-Store-It Trust Deferred Trustees Plan (the “Plan”), effective as of May 31, 2005.

The purpose of this Plan is to provide a vehicle for deferring the payment of Compensation to members of the Board of Trustees (“Trustees”) and to promote the success of the Company by aligning the financial interests of the Trustees providing services to the Company with long term shareholder value.

The Plan is intended to be a deferred compensation program within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended.

ARTICLE 1 - DEFINITIONS

For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1	Affiliate

Any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including without limitation, any Subsidiary.

1.2	Annual Deferral Amount

That portion of a Participant’s Compensation that a Participant elects to have, and is, deferred in accordance with Article 3 for any one Plan Year. In the event of a Participant’s Separation from Service prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.3	Annual Installment

Those payments elected by the Participant to be paid out over a period of years not to exceed three. Annual Installment payments will be set up for each year of the installment schedule. The initial balance in each of these accounts will be calculated by dividing the Annual Deferral Amount by the number of years of installment payments. Each year’s sub-account will be adjusted in accordance with Section 3.3 of the Plan. Amounts payable in the same year may be combined for administrative convenience.

1.4	Beneficiary

The person or persons who, pursuant to Article 5, are entitled to receive benefits under this Plan after a Participant’s death.

1.5	Beneficiary Designation Form

The form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.6	Board of Trustees or Board

The Board of Trustees of the Company.

1.7	Code

The Internal Revenue Code of 1986, any amendments thereto, and any regulations or rulings issued there under.

1.8	Committee

The committee which may be appointed by the Company pursuant to Article 7 to administer the Plan.

1.9	Company

U-Store-It Trust, a Maryland real estate investment trust and any Affiliate or any successor thereto.

1.10	Compensation

The annual fee related to Board membership, Board meeting and Board committee meeting payable to a Trustee for services rendered as a member of the Board that would otherwise be reported on Form 1099-Misc. Compensation does not include expense reimbursements incurred in connection with attendance at Board meetings.

1.11	Date of Deferral

December 31st of the year in which the Participant’s Compensation would otherwise have been paid if such Participant had not completed and filed with the Committee an Election Form to defer receipt.

1.12	Deferral Account

Means (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) any adjustments pursuant to the adjustment provisions of this Plan that relate to the Participant’s Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.13	Deferred Share

Means those Shares elected by the Participant to be deferred in this Plan pursuant to Article 3.

1.14	Effective Date

May 31, 2005.

1.15	Election Form

The form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.16	Participant

Any Trustee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs an Election, (iv) whose signed Election Form is accepted by the Committee, (v) who commences participation in the Plan, and (iv) who is not otherwise an employee of the Company. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have a Deferral Account under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.17	Plan

U-Store-It Trust Deferred Trustees Plan, as set forth herein and as from time to time amended.

1.18	Plan Year

The period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.19	Securities Act

Means the Securities Act of 1933, as now in effect or as hereafter amended.

1.20	Separation from Service

The discontinuance of service with the Board, voluntarily or involuntarily, for any reason, including death.

1.21	Share

Means the common shares of beneficial interest, par value $0.01 per share, of the Company that may be granted pursuant to the U-Store-It Trust 2004 Equity Incentive Plan or any successor plan thereto which permits participation by Trustees.

1.22	Subsidiary

Any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

1.23	Trust

The trust that may be established pursuant to Article 8.

1.24	Trust Agreement

An agreement setting forth the terms of the Trust.

1.25	Trust Fund

Property that is held in the Trust.

1.26	Trustee

Any individual who is an independent member of the Board of Trustees of the Company.

ARTICLE 2 – PARTICIPATION, ENROLLMENT AND ELIGIBILITY

2.1	Participation

Participation in the Plan shall be limited to non-employee members of the Board of Trustees of the Company.

2.2	Enrollment Requirements

As a condition to participation, each selected Trustee shall complete, execute and return to the Committee an Election Form pursuant to Article 3. In addition, the Committee is permitted to establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3	Commencement of Participation

Participation in the Plan shall commence with the regularly scheduled retainer payment following completion of all enrollment requirements by the Trustee.

ARTICLE 3 - DEFERRAL COMMITMENTS /ADJUSTMENTS/TAXES

3.1	Deferral Amounts

For each Plan Year, a Participant may elect to receive his or her annual Compensation in the form of all cash or all Shares. In addition, if the Participant elects to receive Shares, the Participant may further elect to defer receipt of all such Shares in the form of Deferred Shares.

3.2	Election to Defer

(a) First Plan Year. In first Plan Year in which the Participant becomes eligible to participate in the Plan, the Participant shall make an irrevocable deferral election for that Plan Year within 30 days after initial eligibility. The election shall apply only with respect to Compensation not yet earned by the Participant as of the date the Participant submits an Election Form to the Committee for acceptance.

(b) Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year shall be made by timely delivering a new Election Form to the Committee before the end of the Plan Year preceding the Plan Year in which the services to which the Compensation relate are to be performed. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

3.3	Adjustments to Participant’s Accounts

In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Deferral Account in accordance with the following rules:

(a) Adjustments.

1.	In the event of a cash dividend on Company Shares, dividend equivalents will be accrued based on the number of Deferred Shares in the Participant’s Deferred Account on the date of record. The number of Deferred Shares in a Participant’s Deferral Account will be adjusted for the dividend equivalents (and rounded down to the nearest whole number) at least annually, as determined by the Committee.

2.	In the event of a Share split, a Share dividend or a similar change in the Company Shares, the number of Deferred Shares in a Participant’s Deferral Account will be adjusted (and rounded down to the nearest whole number) in accordance with the terms of the U-Store-It Trust 2004 Equity Incentive Plan or any successor plan thereto.

(b) No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Deferred Shares, the allocation to his or her Deferral Account, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Deferral Account shall not be considered or construed in any manner as an actual investment of his or her Deferral Account in Shares. In the event that the Company, in its own discretion, decides to invest funds to provide for the delivery of the Shares, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Deferral Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company; the Participant shall at all times remain an unsecured creditor of the Company.

(c) Expenses. The Company shall be responsible for all reasonable administrative expenses of the Plan.

(d) Vesting. A Participant shall at all times be 100% vested in his or her Deferral Account.

(e) Shareholder Rights. Participants do not have the rights of a shareholder with respect to Deferred Shares credited to his or her Deferral Account unless and until the Shares relating to such Deferred Shares have been delivered to the Participant. In addition, Participants do not have the right to make an election pursuant to Code Section 83(b) and any attempt to make such an election will result in the forfeiture of the Deferred Shares.

3.4	Taxes

In the event the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the deferral or distribution of the Shares, the Company will have the right to (i) require that the Participant arrange to have such payments made to the Company; or (ii) withhold such amounts from other payments due to the Participant from the Company.

ARTICLE 4 – BENEFIT DISTRIBUTIONS

4.1	Distribution Events

A Participant shall receive a distribution from his or her Deferral Account of his or her Annual Deferrals as soon as administratively feasible upon Separation from Service.

Each year’s Annual Deferral shall have a separate Election Form in which the Participant may elect the Distribution Event and Form of Distribution, in accordance with section 4.2.

4.2	Form of Distribution

Upon a Distribution Event as described in Section 4.1, a distribution shall be made from the Participant’s Deferral Account in the accordance with the form of distribution selected by the Participant on the Election Form. The Plan permits distributions in the form of lump sum, Annual Installment payments not to exceed three years, or a combination of lump sum and Annual Installment payments not to exceed three years.

ARTICLE 5 - BENEFICIARY DESIGNATION

5.1	Beneficiary Designation

The Company may permit a Participant to designate a Beneficiary on a form therefore prescribed by the Company on which the Participant may designate a Beneficiary (and change a previous designation) by filing the prescribed form with the Company. If so prescribed by the Company, such form may allow the designation of multiple Beneficiaries and/or a successor Beneficiary or successor Beneficiaries. The consent of any current Beneficiary is not required for a change of Beneficiary, and no Beneficiary has any rights under this Plan except as are provided by its terms. The rights of a Beneficiary who predeceases the Participant who designated him immediately terminate. Unless a Beneficiary has been designated in accordance with this Section and such Beneficiary survives the Participant, the Beneficiary of any Participant is his estate.

ARTICLE 6 - TERMINATION, AMENDMENT OR MODIFICATION

6.1	Company’s Right to Amend or Terminate Plan

The Committee may, in its sole discretion, at any time and from time to time, amend, in whole or in part, any of the provisions of the Plan or may terminate it as a whole or with respect to any Participant or group of Participants. Any such amendment or termination by the Committee is binding upon all affected Participants and Beneficiaries, and all other parties in interest. Any action of the Committee amending or terminating the Plan becomes effective as of the date specified therein. The Committee will provide written notice of any such amendment or termination of the Plan to the Committee and any affected Participant as soon as practicable following the adoption of such amendment or termination.

ARTICLE 7 - ADMINISTRATION

7.1	Administrator

The Plan will be administered by the Company. The Company may appoint a Committee to carry out, on behalf of the Company, any one or more of its authorities, powers, and responsibilities with respect to the Plan. To the extent certain authorities, powers, and responsibilities are carried out by the Committee, it will act by a majority of its members at the time in office and may take action either by vote at a meeting or by consent in writing without a meeting. All authority, powers and responsibilities of the Company under the Plan will be exercised by the Company or the Committee, as the case may be, in its sole discretion.

7.2	Powers of the Company

For purposes of the Plan, the Company will have, in addition to any other powers conferred by the Plan or by law, the following powers:

(a)	to maintain all records necessary for the administration of the Plan;

(b)	to prescribe, amend, and rescind rules for the administration of the Plan to the extent not inconsistent with the terms thereof;

(c)	to appoint such individuals and subcommittees as it deems desirable for the conduct of its affairs and the administration of the Plan;

(d)	to delegate to officers or employees of the Company who are not Participants, part or all of its authority, powers, and responsibilities under the Plan, upon such terms as it deems advisable;

(e)	to employ counsel, accountants, actuaries, and other consultants to aid in exercising its powers and carrying out its duties under the Plan; and

(f)	to perform any other acts necessary and proper for the conduct of its affairs and the administration of the Plan.

7.3	Determinations by the Company

The Company, or Committee if one is so appointed, will interpret and construe the Plan, Beneficiary Election Form and the Election Form. The Company’s and/or Committee’s interpretations and determinations will be conclusive and binding on all Participants, Beneficiaries and any other persons claiming an interest under the Plan.

7.4	Indemnification

The Company will indemnify and hold harmless each officer, Trustee, and employee of the Company who is appointed to the Committee or who otherwise performs any duties of the Company with respect to the Plan against any and all expenses and liabilities arising out of such member’s action or failure to act in such capacity, excepting only expenses and liabilities arising out of such individual’s own willful misconduct or gross negligence.

(a)	Expenses and liabilities against which an appointed individual is indemnified hereunder will include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof.

(b)	This right of indemnification will be in addition to any other rights to which an appointed individual may be entitled.

(c)	The Company may, at its own expense, settle any claim asserted or proceeding brought against an appointed individual when such settlement appears to be in the best interests of the Company, with such individual’s consent which will not be unreasonably withheld.

7.5	Expenses of the Committee

In the event the Company appoints a Committee, the members of the Committee who are employees of the Company will serve without compensation for services as such. All expenses of the Committee will be paid by the Company.

ARTICLE 8 - TRUST PROVISIONS

8.1	Establishment of the Trust

The Company is permitted, in its discretion, but not required to establish a Trust to provide for the benefits under this Plan. Except as otherwise provided in the Trust Agreement, no portion of the Trust Fund will be used for any purpose other than payment of a Participant’s Deferral Account pursuant to Article 4 of the Plan, and the payment of expenses of the Trust.

8.2	Trust Status

Any trust established under this Plan is intended to be a grantor trust, within the meaning of Section 671 of the Code, of which the Company is the grantor, and the Plan is to be construed in accordance with that intention. Notwithstanding any other provision of the Plan, the Trust Fund will remain the property of the Company and will be subject to the claims of its creditors in the event of its bankruptcy or insolvency. No Participant or person claiming through a Participant will have any priority claim on the Trust Fund or any security interest or other right superior to the rights of a general creditor of the Company.

ARTICLE 9 - MISCELLANEOUS

9.1	Unsecured General Creditor

Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company other than as unsecured general creditors of the Company. For purposes of the payment of benefits under this Plan, any and all of the Company’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company.

9.2	Nonassignability

Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

9.3	Not a Contract of Employment

The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge the Participant at any time.

9.4	Furnishing Information

A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

9.5	Terms

Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

9.6	Captions

The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

9.7	Governing Law

The provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Ohio without regard to its conflicts of laws principles.

9.8	Notice

Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand- delivered, or sent by registered or certified mail, to the address below:

U-Store-It Trust

6745 Engle Road, Suite 300

Middleburg Heights, Ohio 44130

ATTN: Steve Osgood

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

9.9	Successors

The provisions of this Plan shall bind and inure to the benefit of the Participant’s Company and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

IN WITNESS WHEREOF, the Company has signed this Plan document as of this 31st day of May, 2005.

U-Store-It Trust

By:	/s/ Steven G. Osgood
Title:	President and Chief Financial Officer